AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 26th day of August, 2002, by and between Gene-Cell, Inc., a Nevada corporation ("Gene-Cell") and Energy Resource
Management, Inc., a Nevada corporation ("Energy Resource Management") and the shareholders of Energy Resource Management, Inc.
("Shareholders"), with reference to the following:

     A. Gene-Cell is a Nevada corporation organized in Nevada. Gene-Cell has authorized capital stock of 100,000,000 shares, $.001 par value, of which 446,228 common shares are currently issued and outstanding. The common shares of Gene-Cell are registered under section 12(g) of the Securities Exchange Act of 1934 and are traded on the OTCBB under the symbol GCLE.

     B. Energy Resource Management, Inc., is a privately held corporation organized under the laws of Nevada on August 13, 2002.

     C. The respective Boards of Directors of Gene-Cell and Energy Resource Management and the shareholders of Energy Resource Management have deemed it advisable and in the best interests of the Parties that Energy Resource Management be acquired by Gene-Cell, pursuant to the terms and conditions set forth in this Agreement.

     D. The Parties propose to enter into this Agreement which provides among other things that all of the outstanding shares of Energy Resource Management be acquired by Gene-Cell, in exchange for shares of Gene-Cell and such additional items as more fully described in the Agreement.

     E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                              ARTICLE 1
                           THE ACQUISITION

     1.01 At the Closing, a total of 100 common shares, which represents all of the outstanding shares of Energy Resource
Management shall be acquired by Gene-Cell in exchange for 4,000,000 restricted common shares of Gene-Cell. The shares of Gene-Cell to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

     1.02 At the Closing, Gene-Cell and Energy Resource Management shall enter into an Escrow Agreement in a form substantially like that attached hereto as Exhibit B, whereby the 4,000,000 common shares of Gene-Cell shall be placed in escrow with the Escrow Agent until such time as Energy Resource Management resolves and fully satisfies the current debt obligations, along with any reasonably incurred late fees, accrued interest, collection fees, etc., relating to the debt obligations of Gene-Cell set forth in Exhibit C to this Agreement.
The party(ies) listed in Exhibit A to this Agreement shall enjoy all rights incidental to the ownership of the 4,000,000 common shares of Gene-Cell, including the right to vote the shares, throughout the duration of the Escrow Agreement.

     1.03 At the Closing, the Energy Resource Management shareholders will deliver certificates for the outstanding shares of Energy Resource Management, duly endorsed so as to make Gene-Cell the sole holder thereof, free and clear of all claims and encumbrances and Gene-Cell shall deliver a transmittal letter directed to the transfer agent of Gene-Cell directing the issuance of shares to the shareholders of Energy Resource Management as set forth on Exhibit A of this Agreement, which shares shall be delivered directly to the Escrow Agent.

     1.04 Following the reorganization, and the acquisition as set forth in section D of this Agreement, there will be a total of 4,446,228 shares, $.001 par value, issued and outstanding in Gene-Cell.

     1.05 Following the reorganization, Energy Resource Management will be a wholly owned subsidiary of Gene-Cell.

     1.06 On Closing, the present directors and executive officers of Gene-Cell shall designate the directors and executive officers nominated by Energy Resource Management to serve in their place and stead until the next respective annual meeting of the stockholders or until their respective prior resignations or terminations. The reorganized Board of Directors of Gene-Cell shall be: Robert E. Gower, Brian R. Davis and C. Brian Gower, directors; Robert E. Gower shall also be appointed as the Chairman of the Board and Chief Executive Officer, Brian R. Davis as President and C. Brian Gower as Secretary and Treasurer of Gene-Cell, and then, the current directors and executive officers shall resign in seriatim.

                                     ARTICLE 2
                                    THE CLOSING

          2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 136 East South Temple, Suite 1700-A, Salt Lake City, UT 84111 on or before August 26, 2002,
(the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                     ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF GENE-CELL

          Gene-Cell hereby represents and warrants to Energy Resource Management as follows:

          3.01 Gene-Cell shall deliver to Energy Resource Management, on or before Closing, each of the following:

               (a) Financial Statements. Audited financial statements of Gene-Cell including, but not limited to, balance sheets and profit and loss statements from inception to its fiscal year ended December 31, 2001, and unaudited financial statements for the quarters ended March 31, 2002 and June 30, 2002, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of
          Gene-Cell at the dates thereof.   (Schedule A)


               (b) Property. An accurate list and description of all property, real or personal, owned by Gene-Cell of a value equal to or greater than $1,000.00. (Schedule B.)

               (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Gene-Cell incurred or owing as of the date of this Agreement. (Schedule C.1.)

               (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Gene-Cell
          is a      party which involves or can reasonably be expected to
          involve aggregate future payments or receipts by Gene-Cell (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

               (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Gene-Cell for the repayment of borrowed money. (Schedule E.)

               (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default
          thereunder.   (Schedule F.)

               (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Gene-Cell together with all amendments thereto to the date hereof. (Schedule G.)

               (h) Shareholders. A complete list of all persons or entities holding capital stock of Gene-Cell or any rights to subscribe for, acquire, or receive shares of the capital stock of Gene-Cell (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

               (i) Officers and Directors. A complete and current list of all Officers and Directors of Gene-Cell. (Schedule I.)

               (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Gene-Cell who received $1,000.00 or more in aggregate compensation from Gene-Cell whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from Gene-Cell a salary in excess of $1,000.00 during the year ending December 2001, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

               (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Gene-Cell threatened, which may materially and adversely affect Gene-Cell. (Schedule K.)

               (l) Tax Returns. Accurate copies of all Federal and State tax returns for Gene-Cell for the last fiscal year. (Schedule L.)

               (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Gene-Cell under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

               (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Gene-Cell has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

               (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Gene-Cell is qualified to do business and is in good standing. (Schedule O.)

               (p)  Subsidiaries.   A complete list of all subsidiaries of
          Gene-Cell.  (Schedule  P.)   The term "Subsidiary" or
          "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Gene-Cell has an interest, direct or indirect.

               (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Gene-Cell, if any. (Schedule Q.)

               (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Gene-Cell may have, other than those listed in the schedule on Union Matters. (Schedule R.)

               (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Gene-Cell in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

               (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Gene-Cell as an insured or beneficiary or as a loss payable payee or for which Gene-Cell has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Gene-Cell regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Gene-Cell as beneficiary covering the business activities of Gene-Cell. (Schedule T.)

               (u) Customers. A complete and accurate list (in all material respects) of the customers of Gene-Cell, including presently effective contracts of Gene-Cell to be assigned to Gene-Cell, accounting for the principle revenues of Gene-Cell, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2001. (Schedule U.)

               (v)  Licenses and Permits.  A complete list of all licenses,
          permits and other  authorizations of Gene-Cell.   (Schedule V.)

          3.02  Organization, Standing and Power.   Gene-Cell is a
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

          3.03 Qualification. Gene-Cell is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Gene-Cell is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

          3.04 Capitalization of Gene-Cell. The authorized capital stock of Gene-Cell consists of 100,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding will be 446,228 common shares, which shares were or will be duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Gene-Cell stock.

          3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Gene-Cell. This Agreement constitutes the valid and binding obligation of Gene-Cell enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Gene-Cell and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Gene-Cell's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Gene-Cell is a party or bound by.

          3.06 Absence of Undisclosed Liabilities. Gene-Cell has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

          3.07 Absence of Changes. Since June 30, 2002 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Gene-Cell, except for changes resulting from completion of those transactions described in
Section 5.01.

          3.08 Tax Matters. All taxes and other assessments and levies which Gene-Cell is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Gene-Cell in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Gene-Cell income or business prior to the Closing Date.

          3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Gene-Cell or its shareholders are a party or by which Gene-Cell or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Gene-Cell or any securities representing the right to purchase or otherwise receive any such capital stock of Gene-Cell.

          3.10 Title to Assets. Except for liens set forth in Schedule C, Gene-Cell is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

          3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Gene-Cell is a party are valid and in full force and effect on the date hereof, and Gene-Cell has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Gene-Cell.

          3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Gene-Cell or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Gene-Cell. Gene-Cell has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

          3.13 Governmental Regulation. To the knowledge of Gene-Cell and except as set forth in Schedule K, Gene-Cell is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Gene-Cell.

          3.14 Accuracy of Information. No representation or warranty by Gene-Cell contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Energy Resource Management pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

          3.15 Subsidiaries. Except as listed in Schedule P, Gene-Cell does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

          3.16 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Gene-Cell or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

          3.17 Improper Payments. Neither Gene-Cell, nor any person acting on behalf of Gene-Cell has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Gene-Cell (b) any customer, supplier or competitor of Gene-Cell or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Gene-Cell or (c) any political party or any candidate for elective political office nor has any fund or other asset of Gene-Cell been maintained that was not fully and accurately recorded on the books of account of Gene-Cell.

          3.18 Copies of Documents. Gene-Cell has made available for inspection and copying by Energy Resource Management and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Gene-Cell with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Gene-Cell, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Gene-Cell or adversely effect the objectives of this Agreement with respect to Energy Resource Management including, but not limited to, the issuance and subsequent trading of the shares of common stock of Gene-Cell to be received hereby, subject to compliance by the shareholders of Energy Resource Management with applicable law.

          3.19 Amendments. Gene-Cell shall have the right, within 10 days following signing of this Agreement, to amend any of the Exhibits or Schedules it produces in connection with Section 3 of this Agreement.
If any such Amendment is materially different than as has been previously represented by Gene-Cell during the negotiations of this transaction, or would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement, Energy Resource Management, in its sole discretion, shall have the right to rescind this Agreement and return the parties to their respective positions prior to the execution of this Agreement.

                              ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF
           ENERGY RESOURCE MANAGEMENT SERVICES GROUP LIMITED

          Energy Resource Management hereby represents and warrants to Gene-Cell as follows:

          4.01 Energy Resource Management shall deliver to Gene-Cell, on or before Closing, the following:

               (a) Financial Statements. Audited balance sheet of Energy Resource Management from its inception, through a current date. (Schedule AA)

               (b) Property. An accurate list and description of all property, real or personal, including any business plans, owned by Energy Resource Management of a value equal to or greater than $1,000.00. (Schedule BB)

               (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Energy Resource Management incurred or owing as of the date of this Agreement. (Schedule CC.1.)

               (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Energy Resource Management is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Energy Resource Management (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during any consecutive twelve-month period, except any of said instruments which terminate or are cancelable without penalty during such
          twelve-month   period.  (Schedule DD.)

               (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Energy Resource Management for the repayment of borrowed money. (Schedule EE.)

               (f)    Consents  Required.   A  complete  list  of  all
          agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

               (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Energy Resource Management, together with all amendments thereto to the date hereof. (Schedule GG.)

               (h) Shareholders. A complete list of all persons or entities holding capital stock of Energy Resource Management or any rights to subscribe for, acquire, or receive shares of the capital stock of Energy Resource Management (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

               (i) Officers and Directors. A complete and current list of all officers and Directors of Energy Resource Management. (Schedule II.)

               (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Energy Resource Management who are scheduled to receive $1,000 or more in aggregate compensation from Energy Resource Management whether in salary, bonus or otherwise, during the year 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

               (k)  Litigation.  A complete and accurate list (in all
          material respects)  of   all   material   civil,    criminal,
          administrative, arbitration  or  other  such   proceedings or
          investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Energy Resource Management threatened, which may materially and adversely affect Energy Resource Management. (Schedule KK.)

               (l) Tax Returns. Accurate copies of all tax returns of Energy Resource Management, if any. (Schedule LL.)

               (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Energy Resource Management under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

               (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Energy Resource Management has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

               (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Energy Resource Management is qualified to do business and is in good standing. (Schedule OO.)

               (p) Subsidiaries. A complete list of all subsidiaries of Energy Resource Management. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Energy Resource Management has an interest, direct or indirect.

               (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Energy Resource Management, if any. (Schedule QQ.)

               (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Energy Resource Management may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

               (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Energy Resource Management in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

               (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Energy Resource Management as an insured or beneficiary or as a loss payable payee or for which Energy Resource Management has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Energy Resource Management regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Energy Resource Management as beneficiary covering the business activities of Energy Resource Management. (Schedule TT.)

               (u) Customers. A complete and accurate list (in all material respects) of the customers of Energy Resource Management, if any, including all presently effective contracts of Energy Resource Management to be assigned to Energy Resource Management, accounting for the principle revenues of Energy Resource Management, indicating the dollar amounts of gross revenues of each such customer. (Schedule UU.)

               (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Energy Resource Management. (Schedule VV.)

          4.02 Organization, Standing and Power. Energy Resource Management is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

          4.03 Qualification. Energy Resource Management is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Energy Resource Management is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

          4.04 Capitalization of Energy Resource Management. The authorized capital stock of Energy Resource Management consists of 1,000 shares of Common Stock, of which the only shares issued and outstanding are 100 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Energy Resource Management stock.

          4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Energy Resource Management. This Agreement constitutes the valid and binding obligation of Energy
Resource Management, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Energy Resource Management and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Energy Resource Management 's
Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Energy Resource Management is a party or bound.

          4.06 Absence of Undisclosed Liabilities. Energy Resource Management has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

          4.07 Absence of Changes. Since the date of inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Energy Resource Management, except for changes resulting from completion of those transactions described in Section 5.02.

          4.08 Tax Matters. All taxes and other assessments and levies which Energy Resource Management is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Energy Resource Management in separate bank accounts for such payment or are represented by depository receipts, and all such
withholdings and collections and all other payments   due  in
connection  therewith   (including,   without  limitation, employment
taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Energy Resource Management income or business prior to the Closing Date.

          4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Energy Resource Management or its shareholders are a party or by which Energy
Resource Management or its shareholders  are bound, or are a party,
calling for the issuance of shares  of   capital stock of Energy
Resource Management or any securities representing the right to purchase or otherwise receive any such capital stock of Energy
Resource Management.

          4.10 Title to Assets. Except for liens set forth in Schedule CC, Energy Resource Management is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

          4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Energy Resource Management is a party are valid and in full force and effect on the date hereof, and Energy Resource Management has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Energy Resource Management.

          4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Energy Resource Management, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Energy Resource Management. Energy Resource Management has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

          4.13 Governmental Regulation. To the knowledge of Energy Resource Management and except as set forth in Schedule KK, Energy Resource Management is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with
respect  to  any   report  required  to  be filed with any
governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Energy Resource Management.

          4.14 Broker and Finders. Energy Resource Management shall be solely responsible for payment to any broker or finder retained by Energy Resource Management for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

          4.15  Accuracy of Information.    No representation  or  warranty
by Energy Resource Management contained in this Agreement and no statement contained in any certificate or other instrument delivered or  to be delivered to Gene-Cell pursuant hereto or in connection with
the transactions contemplated hereby  (including   without limitation
all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

          4.16 Subsidiaries. Except as listed in Schedule PP, Energy Resource Management does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

          4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Energy Resource Management or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

          4.18 Improper Payments. No person acting on behalf of Energy Resource Management has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Energy Resource Management , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Energy Resource Management been maintained that was not fully and accurately recorded on the books of account of Energy Resource Management.

          4.19 Copies of Documents. Energy Resource Management has made available for inspection and copying by Gene-Cell and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by  Energy Resource Management  with governmental agencies, including but not limited to any taxing authority, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Energy Resource Management or adversely affect the objectives of this Agreement.
                                  14
          4.20 Investment Intent of Shareholders. Each shareholder of Energy Resource Management represents and warrants to Gene-Cell that the shares  of  Gene-Cell being acquired pursuant to this Agreement are being  acquired  for his own account and for investment and not with a view to the public  resale  or  distribution  of  such  shares
and   further  acknowledges   that  the  shares  being  issued  have
not been  registered  under  the  Securities  Act  and   are
"restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

          4.21 Amendments. Energy Resource Management shall have the right, within 10 days following signing of this Agreement, to amend any of the Exhibits or Schedules it produces in connection with
Section 4 of this Agreement. If any such Amendment is materially different than as has been previously represented by Energy Management Resource during the negotiations of this transaction, or would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement, Gene-Cell, in its sole discretion, shall have the right to rescind this Agreement and return the parties to their respective positions prior to the execution of this Agreement.


                              ARTICLE 5
                CONDUCT AND TRANSACTIONS PRIOR TO THE
                  EFFECTIVE TIME OF THE ACQUISITION

          5.01  Conduct and Transactions of Gene-Cell.   During  the period
from the date hereof to the date of  Closing,  Gene-Cell shall:

               (a) Obtain a Lock-up/Leak-out Agreement from each of the pre-reorganization officers and directors of Gene-Cell.
          Moreover, the pre-reorganization Gene-Cell officers and directors and the officer and director of Energy Management Resource will use their best efforts to obtain a Lock-up/Leak-out Agreement from each of the pre-reorganization Gene-Cell shareholders holding more than 6,153 post-split common shares. The Lock-up/Leak-out Agreement shall be in a form substantially like that attached hereto as Exhibit E.


                                  15

               (b) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

               (c) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

          Gene-Cell shall not during such period, except in the ordinary course of business, without the prior written consent of Energy Resource Management:

               (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

               (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

               (c) Except as set forth in paragraph 5.01(c) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

               (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

               (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, excluding the acquisitions identified in Paragraph B of this Agreement;

               (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the acquisitions identified in Paragraph B of this Agreement;

               (g)    Make  any  material  change  in  its   insurance
          coverage;

               (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

               (i) Enter into any agreement or make any commitment to any labor union or organization;

                                  16

               (j) Make any capital expenditures, excluding the acquisitions identified in Paragraph B of this Agreement.

          5.02 Conduct and Transactions of Energy Resource Management. During the period from the date hereof to the date of Closing, Energy Resource Management shall:

               (a) Obtain an investment letter from each shareholder of Energy Resource Management in a form substantially like that attached hereto as Exhibit D.

               (b) Conduct the operations of Energy Resource Management in the ordinary course of business.

          Energy Resource Management shall not during such period, except in the ordinary course of business, without the prior written consent of Gene-Cell:

               (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Energy Resource Management;

               (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

               (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

               (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

               (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

               (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

               (g)    Make  any  material change in its insurance coverage;

                                  17

               (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

               (i) Enter into any agreement or make any commitment to any labor union or organization;

               (j)  Make any material capital expenditures.

               (k) Allow any of the foregoing actions to be taken by any subsidiary of Energy Resource Management

                              ARTICLE 6
                         RIGHTS OF INSPECTION

          6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Gene-Cell and Energy Resource Management agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Gene-Cell or Energy Resource Management, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Gene-Cell and Energy Resource Management will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                              ARTICLE 7
                        CONDITIONS TO CLOSING

          7.01 Conditions to Obligations of Energy Resource Management. The obligation of Energy Resource Management to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Energy Resource
Management.

               (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Gene-Cell which in the opinion of Energy Resource Management would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Gene-Cell set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                                  18


               (b) Performance of Obligations. Gene-Cell shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Gene-Cell shall have complied in all material respects with the course of conduct required by this Agreement.

               (c) Corporate Action. Gene-Cell shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Energy Resource Management that Gene-Cell has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

               (d) Consents. Execution of this Agreement by the shareholders of Energy Resource Management and any consents necessary for or approval of any party listed on any Schedule delivered by Gene-Cell whose consent or approval is required pursuant thereto shall have been obtained.

               (e)  Financial  Statements.  Energy Resource Management
          shall  have  been furnished   with  audited  financial statements
          of Gene-Cell including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2001. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Gene-Cell as of the periods stated.

               (f) Statutory Requirements. All statutory requirements for the valid consummation by Gene-Cell of the transactions contemplated by this Agreement shall have been fulfilled.

               (g)  Governmental  Approval.   All authorizations, consents,
          approvals, permits and orders of all federal and state governmental agencies required to be obtained by Gene-Cell for consummation of the transactions contemplated by this Agreement shall have been obtained.

               (h) Changes in Financial Condition of Gene-Cell. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Gene-Cell, except expenditures in furtherance of this Agreement, excluding the acquisitions identified in Paragraph B of this Agreement.

                                  19

               (i) Absence of Pending Litigation. Gene-Cell is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

               (j)  Authorization for Issuance of Stock.   Energy Resource
          Management shall have received in form and substance satisfactory to counsel for Energy Resource Management a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Gene-Cell issue stock certificates representing ownership of Gene-Cell common stock to Energy Resource Management shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

          7.02 Conditions to Obligations of Gene-Cell. The obligation of Gene-Cell to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Gene-Cell.

               (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Energy Resource Management, which in the opinion of Gene-Cell, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Energy Resource Management set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

               (b) Performance of Obligations. Energy Resource Management shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Energy Resource Management shall have complied in all respects with the course of conduct required by this Agreement.

               (c) Corporate Action. Energy Resource Management shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Gene-Cell that Energy Resource Management has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

               (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Energy Resource Management, whose consent or approval is required pursuant thereto, shall have been obtained.



                                  20

               (e)  Financial Statements.  Gene-Cell  shall  have  been
          furnished   with  audited  financial statements of Energy
          Resource Management including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2001. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Energy Resource Management as of the periods stated.

               (f) Statutory Requirements. All statutory requirements for the valid consummation by Energy Resource Management of the transactions contemplated by this Agreement shall have been fulfilled.

               (g)    Governmental  Approval.    All authorizations,
          consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Energy Resource Management for consummation of the transactions contemplated by this Agreement shall have been obtained.

               (h) Employment Agreements. Existing Energy Resource Management employment agreements will have been delivered to counsel for Gene-Cell.

               (i) Changes in Financial Condition of Energy Resource Management. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Energy Resource Management, except expenditures in furtherance of this Agreement.

               (j) Absence of Pending Litigation. Energy Resource Management is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

               (k)   Shareholder Approval.   The Energy Resource Management
          shareholders shall have approved the Agreement and Plan of Reorganization.

                               ARTICLE 8
                    MATTERS SUBSEQUENT TO CLOSING

          8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.


                                  21

                               ARTICLE 9
                NATURE AND SURVIVAL OF REPRESENTATIONS

          9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Gene-Cell or Energy Resource Management pursuant hereto, or otherwise adopted by Gene-Cell, by its written approval, or by Energy Resource Management by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Gene-Cell or Energy Resource Management as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                              ARTICLE 10
      TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

          10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

               (a) By mutual written consent of the Boards of Directors of Gene-Cell and Energy Resource Management.

               (b) By the Board of Directors of Gene-Cell if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

               (c) By the Board of Directors of Energy Resource Management if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.


          10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties
hereto,  or  their  respective   directors,  officers, shareholders
or controlling persons to each other. Energy Resource Management will pay all costs and expenses incident to the negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                              ARTICLE 11
                EXCHANGE OF SHARES; FRACTIONAL SHARES

          11.01 Exchange of Shares. At the Closing, Gene-Cell shall issue a letter to the transfer agent of Gene-Cell with a copy of the resolution of the Board of Directors of Gene-Cell authorizing and directing the issuance of Gene-Cell shares as set forth on Exhibit A to this Agreement.


                                  22

          11.02 Restrictions on Shares Issued to Energy Resource Management. Due to the fact that Energy Resource Management will receive shares of Gene-Cell common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Gene-Cell will contain the following legend:

                    The  shares represented by  this  certificate  have not
               been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the
               Securities Act of 1933 or an opinion of counsel to the
               Corporation   that   such registration is required.

                              ARTICLE 12
                             MISCELLANEOUS

          12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

          12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

          If to "Gene-Cell"        If to "Energy Resource Management "

               Gene-Cell                Energy Resource Management
               8606 Arranmore Lane      3107 Colony Plaza
               Houston, Texas 77095     Newport Beach, California 92660


          With copies to:

               Ronald L. Poulton, Esq.
               Poulton & Yordan
               136 East South Temple, Suite 1700-A
               Salt Lake City, UT 84111

          12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this
Agreement  in  any  respect.   Any  term  or  provision  of  this
Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:


                                  23


               (a) Extend the time for the performance of any of the obligations of the other;

               (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

               (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

               (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

          12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Gene-Cell or Energy Resource Management shall not constitute a waiver of the right to pursue other available remedies.

          12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Gene-Cell and Energy Resource Management and its shareholders.

          12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the
undersigned regarding the subject matter hereof,   and supersedes all
prior written or oral understandings or agreements between the parties.

          12.08 Energy Resource Management to Bear Expense of Both Parties. Energy Resource Management shall each bear the reasonable expenses of both parties incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees. In the event litigation arises between the parties hereto as a result of this Agreement or of the transaction contemplated by this Agreement, each party shall bear the expenses of said litigation, except as otherwise provided in this Agreement or applicable local, state or federal law.

          12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.



                                  24


Executed as of the date first written above.

"Gene-Cell"                        "Energy Resource Management "
     Gene-Cell, Inc.                    Energy Resource Management,
                                   Inc.
     a Nevada corporation               a Nevada corporation



By: /s/ Brian Davis                By: /s/ Robert E. Gower
   -------------------------           ----------------------------
     Brian Davis, President             Robert E. Gower, President

                                   "Shareholders"

                                   By: /s/ Robert E. Gower
                                       ----------------------------
                                        Robert E. Gower







                                  25



                               EXHIBIT A



     Name of Shareholder           Number of Shares
     -------------------           ------------------
     Robert E. Gower                    4,000,000


                               EXHIBIT B

                           ESCROW AGREEMENT


     THIS AGREEMENT is made as of the __th day of August, 2002, between Gene-Cell, Inc., a Nevada corporation, ("Gene-Cell") and Energy Resource Management, Inc., a Nevada corporation, ("ERMI") and the law firm of Poulton & Yordan located at 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111 (the "Escrow Agent").

                               RECITALS

     1. Gene-Cell and ERMI have negotiated and propose to enter into an Agreement and Plan of Reorganization, to which a copy of this Escrow Agreement will be attached as Exhibit B, pursuant to which, ERMI is to receive 4,000,000 common shares of Gene-Cell in exchange for all of the issued and outstanding shares of ERMI.

      2. Exhibit C to the Agreement and Plan of Reorganization sets forth the names and amounts of certain current debt obligation of Gene-Cell.

     3. ERMI has agreed to satisfy the Gene-Cell obligations set forth in Exhibit C to the Agreement and Plan of Reorganization, along with any reasonably incurred late fees, accrued interest, collection fees, etc., relating to these obligations prior to delivery of the 4,000,000 Gene-Cell common shares.

I. ESCROW

     1.01 Appointment and Acknowledgment of Escrow Agent

     a. Gene-Cell and ERMI each hereby appoint Ronald L. Poulton and Ronald L. Poulton hereby agrees to serve, as Escrow Agent pursuant to the terms of this Agreement. Escrow Agent acknowledges receipt of the following:

     b. from Gene-Cell -- one certificate evidencing 4,000,000 common shares of Gene-Cell, Inc., a Nevada corporation, as set forth in Exhibit A to the Agreement and Plan of Reorganization.


     The documents described in Section 1.01(a), evidencing title or ownership to assets subject to this Agreement, which assets are referred to as the "Escrowed Property."

     1.02 Operation of Escrow

     The parties hereto agree that the escrow created by this Agreement (the "Escrow") shall operate as follows:



     (a) The Escrowed Property or a portion thereof from time to time, as determined by the Escrow Agent, shall be deposited with the Escrow Agent at 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111. The Escrowed Property shall be held by the Escrow Agent until such time as ERMI produces documentation satisfactory to the Escrow Agent and Gene-Cell that Gene-Cell's debt obligations as set forth in Exhibit C to the Agreement and Plan of Reorganization, have been fully resolved and satisfied. Once Gene-Cell and the Escrow Agent are satisfied that the aforementioned debt obligations have been fully satisfied, Escrow Agent shall distribute the Escrowed Property as follows:

     (i) The 4,000,000 restricted shares of Gene-Cell, Inc., common stock to Robert E. Gower, 3833 Lilac Canyon Lane, Altadena, California 91001.

     1.03 Further Provisions Relating to the Escrow

     (a) Distribution by Escrow Agent shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any party to this Agreement (other than the distributee) in and to the Escrowed Property distributed and shall be a perpetual bar both in law and in equity against the parties to this Agreement and against any person claiming or attempting to claim such distributed Escrowed Property from, through, or under such party.

     (b) ERMI agrees to reimburse Escrow Agent for Escrow Agent's reasonable fees and other expenses (including attorney's fees) incurred by Escrow Agent in connection with its duties hereunder.

     (c) The parties shall indemnify and hold harmless Escrow Agent against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by Escrow Agent) as and when incurred arising out of or based upon any act, omission, alleged act, or alleged omission by Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or nonperformance by Escrow Agent of, any of Escrow Agent's duties under this Agreement, except as a result of Escrow Agent's bad faith or gross negligence. Escrow Agent shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by Escrow Agent to be genuine, by assuming that any person purporting to give Escrow Agent any notice, advice, direction, or other document in accordance with the provision hereof, in connection with this Agreement, or in connection with Escrow Agent's duties under this Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by Escrow Agent. Escrow Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of Escrow Agent's bad faith or gross negligence.

     (d) Escrow Agent makes no representation as to the validity, value, genuineness, or the collectability of any security or other document or instrument held by or delivered to Escrow Agent.



     (e) Escrow Agent shall have no duties or responsibilities except
those expressly set forth herein.    Escrow Agent shall not be bound
by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless in writing and signed by the other parties hereto, and, if Escrow Agent's duties as Escrow Agent hereunder are affected, unless Escrow Agent shall have given its prior written consent thereto. Escrow Agent shall not be bound by any such assignment by Gene-Cell or ERMI its rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor. Escrow Agent shall perform any acts ordered by a court of competent jurisdiction.

     (f) If Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to the Escrowed Property which, in Escrow Agent's opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Property or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use Escrow Agent's best efforts to keep safely the Escrowed Property until Escrow Agent shall be directed otherwise in writing by both other parties hereto or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal, but Escrow Agent shall be under no duty to institute or to defend any proceeding, although Escrow Agent may, in Escrow Agent's discretion and at the expense of ERMI provided in Section 1.03(c), institute or defend such proceedings.

     (g) If Escrow Agent shall be unable to act or shall resign as Escrow Agent hereunder, the successor escrow agent shall be determined by Gene-Cell and ERMI, jointly (the "Successor"). Escrow Agent may at any time give written notice of his resignation (the "Notice") to the other parties hereto and the Successor. Such resignation shall take effect when the Successor accepts in writing his appointment as successor escrow agent and receives from Escrow Agent the Escrowed Property. If the Successor is for any reason unable or unwilling to become successor escrow agent and to accept the Escrowed Property, then, jointly, Gene-Cell and ERMI shall promptly appoint another successor escrow agent. If no successor escrow agent has been appointed and has accepted the Escrowed Property within five days after the Notice is sent, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after Escrow Agent deposits the Escrowed Property into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Agreement shall not otherwise be assignable by Escrow Agent without the prior written consent of the other parties hereto.

     (h) The parties authorize Escrow Agent, if Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Property with the clerk of that court.



     (i) Escrow Agent's responsibilities and liabilities hereunder, except as a result of Escrow Agent's own bad faith or gross negligence, will terminate upon the delivery by Escrow Agent of all the Escrowed Property under any provision of this Agreement.

     1.04 Voting Rights.

     (a) The party(ies) listed in Exhibit A to the Agreement and Plan of Reorganization shall enjoy all rights incidental to the ownership of the 3,300,000 common shares of Gene-Cell, including the right to vote the shares, throughout the duration of the Escrow Agreement.

II. MISCELLANEOUS

     2.01 Further Action

     At any time and from time to time, Gene-Cell and ERMI each agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     2.02 Survival

     Subject to Section 1.03(i), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the delivery by Escrow Agent of the Escrowed Property, irrespective of any investigation made by or on behalf of any party.

     2.03 Modification

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and (subject to Section 1.03(e)) may be modified only by a written instrument duly executed by each party.

     2.04 Notices

     Any notice, advice, direction, or other document or communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the Purchase Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 2.04) with a copy to each of the other parties hereto. Any notice, advice, direction, or other document or communication given by certified mail (or such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.


     2.05 Waiver

     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     2.06 Binding Effect

     Subject to Section 1.03(g), the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective assigns and inure to the benefit of Escrow Agent and Escrow Agent's successors and assigns.

     2.07 No Third Party Beneficiaries

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 2.06).

     2.08 Jurisdiction

     The parties hereby irrevocably consent to the jurisdiction of the State of Utah in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, a breach of this Agreement or of any such document or instrument, or the Escrowed Property.

     2.09 Separability

     This entire Agreement shall be void if any provision of this Agreement other than the second sentence of Section 2.11 is invalid, illegal, unenforceable, or inapplicable to any person or circumstance to which it is intended to be applicable.

     2.10 Headings

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The recitals shall be deemed to be representations, warranties and covenants of the respective parties.

     2.11 Counterparts; Governing Law

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Utah.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


Energy Resource Management, Inc.        Gene-Cell, Inc.



_________________________________       ______________________________
Robert E. Gower, President              Brian R. Davis, President

Poulton & Yordan



By: ____________________________
Ronald Poulton

                               EXHIBIT C

              CURRENT DEBT OBLIGATIONS OF GENE-CELL, INC.
         TO BE RESOLVED BY ENERGY RESOURCE MANAGEMENT, INC.,
                 PRIOR TO RELEASE FROM ESCROW OF THE
                  4,000,000 GENE-CELL COMMON SHARES

     Wells Fargo Payment Processing               $61,250.00
     Clear Lake City, W.A.                            135.39
     Clear Creek I.S.D.                               451.59
     Texas Workforce Commission                     2,460.19
     American Business Leasing                        745.70
     Southwestern Bell                                175.44
     Harris County Tax Assessor                       449.00
     CUSIP Service Bureau                             171.00
     Centerpoint Financial Services                   394.90
     FFC Funding Corp                                 192.72
     Brian R. Davis                                   236.12



                               EXHIBIT D

                           INVESTMENT LETTER

             TO THE BOARD OF DIRECTORS OF GENE-CELL, INC.:

     The undersigned hereby represents to Gene-Cell, Inc., (the "Company"), that (1) the shares of (Company) (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act and shall bear the appropriate restrictive transfer legends as required pursuant to the Act and applicable state and other jurisdictional securities acts.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of the securities, in limited amounts, in accordance with the terms and conditions of the Rule.

     The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. Furthermore, the Company has not made any representations, warranties or covenants to the undersigned regarding the registration of the Securities or compliance with Regulation A or some other exemption under the Act.

     The undersigned is an "accredited investor" as defined under Rule 501 of Regulation D.

     The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned fully understands the speculative nature of the Securities and the possibility of such loss.

     The undersigned's present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following legend, which the undersigned has read and understands:



          The shares represented by this Certificate have been acquired for investment and may not be sold or transferred unless the same are registered under the Securities Act of 1933, or the company receives an opinion from counsel satisfactory to it that such registration is not required for sale or transfer or that the shares have been legally sold in broker transactions pursuant to Rule 144 of the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933.



     The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

                                Very truly yours,


                                _________________________________
                                (Signature)

                                Address:
                                _____________________________________

                                _____________________________________

                                _____________________________________


                                Social Security No.:
                                ________________________

                                Date:
                                ______________________


Number of shares to be issued:
Instructions to the transfer agent:  _____ certificate(s)


                               EXHIBIT E

LOCK-UP/LEAK-OUT AGREEMENT


     I, the Undersigned agree that none of the Gene-Cell, Inc., securities I currently hold or that I may acquire during the term of this Agreement may be publicly sold by me or by any third party on my behalf for a period of 240 days from the completion by Gene-Cell of the Agreement and Plan of Reorganization or any "reverse" reorganization or merger with Energy Resource Management, Inc. Following such 240-day period, I understand and agree that I shall be able to sell, on a cumulative basis, up to a total of five thousand (5,000) common shares during the successive four (4) months, in accordance with applicable state and federal securities laws. Thereafter, this Lock-up/Leak-out Agreement shall expire and I shall be free to sell my remaining Gene-Cell securities free of restrictions imposed by this Agreement, in accordance with applicable state and federal securities laws. A copy of this Agreement shall be provided to Gene-Cell's transfer and registrar agent; the transfer books and records of Gene-Cell shall reflect that these securities are subject to these lock-up/leak-out provisions.




_______________________________              ________________________
(Print Name)                                 Date